UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2009

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

This amended current report on Form 8-K revises certain supplemental gross charge-off data related to BB&T’s home equity loan portfolio as originally reported on April 17, 2009. This information was originally furnished on Exhibit 99.2 (BB&T Corporation Quarterly Performance Summary First Quarter 2009) as two supplemental tables appearing on page 16 under the heading “SUPPLEMENTAL HOME EQUITY PORTFOLIO INFORMATION”.

These revisions are due to the fact that certain charge-offs were inadvertently excluded from the calculation of the gross charge-off rates in the supplemental home equity disclosures as originally reported on April 17, 2009. These revisions are limited to the supplemental home equity disclosures and had no effect on the overall reported results or consolidated charge-off ratios. The gross charge-offs ratio for home equity loans for the first quarter of 2009, on an annualized basis, was originally reported as 1.09% and should have been 1.90%. In addition, the gross charge-offs as a percentage of outstanding for home equity loans and lines by state were also revised for each of the states and in total. This total for the first quarter of 2009, on an annualized basis, was originally reported as 1.17% and should have been 1.66%. The amounts related to 2008 were not material. The revised supplemental home equity portfolio disclosures are furnished as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
Exhibit 99.1	Revised Supplemental Home Equity Portfolio Tables

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ EDWARD D. VEST
Edward D. Vest
Executive Vice President and Controller
(Principal Accounting Officer)

Date: April 27, 2009